Exhibit 5.1

2550 M Street, NW Washington, DC 20037
202-457-6000
Facsimile 202-457-6315 www.pattonboggs.com

May 7, 2012

Signature Group Holdings, Inc.

15303 Ventura Blvd., Suite 1600

Sherman Oaks, CA 91403

Re:	Registration Statement on Form S-8 Filed by Signature Group Holdings, Inc.

Ladies and Gentlemen:

We have acted as counsel for Signature Group Holdings, Inc., a Nevada corporation (the “Company”), and are delivering this opinion in connection with the registration statement on Form S-8 of the Company (the “Registration Statement”) being filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof, relating to the registration by the Company of 16,173,965 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be or have been granted pursuant to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan (the “Plan”), consisting of: (i) 12,262,571 shares of Common Stock previously granted under the Plan, which consists of (1) 3,446,571 shares of restricted Common Stock and (2) 8,816,000 shares of Common Stock that may be issued in the future upon the exercise of stock options granted under the Plan; and (ii) 3,911,394 Shares available to be granted and issued under the Plan in the future.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Plan and the related forms of award agreements; (ii) an executed copy of the Registration Statement; (iii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws; and (iv) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company, and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons who have executed documents examined by us, the genuineness of all signatures on all documents examined by us,

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May 7, 2012

the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. In addition, we have assumed that the resolutions of the Company’s board of directors or its governance, nominating and compensation committee authorizing the Company to issue and deliver the Shares pursuant to the Plan and the applicable award agreements will be in full force and effect at all times at which such Shares are issued and delivered by the Company, and that the Company will take no action inconsistent with such resolutions. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company.

Based on the foregoing, and subject to the further limitation, qualifications and assumptions set forth herein, we are of the opinion that the Shares offered pursuant to the Plan and the Registration Statement have been duly authorized for issuance by the Company, and when issued in the manner and for the consideration contemplated by the Plan, the applicable award agreements and the Registration Statement, have been or will be validly issued and fully paid and such Shares are or will be non-assessable.

This opinion letter is based as to matters of law solely on the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter and that might affect the opinions expressed herein.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the laws of the State of Nevada be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

May 7, 2012

This opinion has been prepared for your use in connection with the Registration Statement and not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Patton Boggs LLP

Patton Boggs LLP